Taylor &
                                                    Company
                                                    Certified Public Accountants



                         CONSENT OF INDEPENDENT AUDITOR

We consent to the use in Form 8-K to be filed by Stansbury Holdings Corporation of our report dated June 30, 1995, 1994, 1993, and 1992 accompanying the audited financial statements of Stansbury Holdings Corporation as of June 30, 1995, 1994, 1993, and 1992 and to the use of our name under the caption "Experts" in the filings.



/s/ Taylor & Company
August 20, 1996

                                                341 South Main Street, Suite 214
                                                   Salt Lake City, Utah 84111
                                                        Fax (801) 355-2019
                                                          (801) 521-8118